Exhibit 99.1

Marina Biotech, Inc. to Raise $1.2 Million in Registered Direct

Offering

Bothell, WA March 19, 2012 – Marina Biotech, Inc. (OTCQX: MRNA), a leading nucleic acid-based drug discovery and development company, announced that it has entered into definitive agreements with certain institutional investors for a registered direct placement of approximately $1.2 million of common stock at a price of $0.75 per share.

In addition, the Company will issue to the investors warrants to purchase up to 800,000 shares of common stock. The warrants have an exercise price of $0.75 per share and are immediately exercisable for a period of five years. The offering is expected to close on or about March 22, 2012, subject to satisfaction of customary closing conditions.

J. Michael French, President and CEO, stated, “This financing offers us the opportunity to continue to move forward on our near term business and scientific objectives. We’ve now licensed our SMARTICLES® delivery technology to two companies for the delivery of both double and single-stranded oligonucleotides. We expect to continue to generate value with our drug discovery platform which we believe is the broadest and most comprehensive nucleic acid discovery engine in the industry.”

Rodman & Renshaw, LLC, a wholly-owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), acted as the exclusive placement agent for the transaction.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-168447), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on September 30, 2010. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov or by request at Rodman & Renshaw LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, or by calling 212-356-0549 or e-mailing placements@rodm.com.

About Marina Biotech, Inc.

Marina Biotech is a biotechnology company focused on the development and commercialization of oligonucleotide-based therapeutics utilizing multiple mechanisms of action including RNA interference (RNAi) and messenger RNA translational blocking. The Marina Biotech pipeline currently includes a clinical program in Familial Adenomatous Polyposis (a precancerous syndrome) and two preclinical programs — in bladder cancer and malignant ascites. Marina Biotech entered into an exclusive agreement with The Debiopharm Group for the development and commercialization of the bladder cancer program. In addition, Marina Biotech has entered into an agreement with both Mirna Therapeutics and ProNAi Therapeutics to license Marina Biotech’s SMARTICLES® technology for the delivery of microRNA mimics and DNAi, respectively. Marina Biotech’s goal is to improve human health through the development of RNAi- and oligonucleotide-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Additional information about Marina Biotech is available at http://www.marinabio.com.

Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Marina Biotech to obtain additional funding; (ii) the ability of Marina Biotech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Marina Biotech and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Marina Biotech and/or a partner to obtain required governmental approvals; and (v) the ability of Marina Biotech and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Marina Biotech’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. Marina Biotech assumes no obligation to update and supplement forward-looking statements because of subsequent events.

Marina Biotech, Inc.

Philip Ranker

Interim Chief Financial Officer

(425) 908-3615

pranker@marinabio.com

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